Exhibit (e)(1)(b)

Addendum to Distribution Agreement

Dated June 9, 2015

Between

Forward Funds

and

Forward Securities, LLC

THIS ADDENDUM is made as of May 1, 2017, by and between Forward Securities, LLC (“Forward Securities”), and Forward Funds (the “Fund” or the “Trust”).

WHEREAS, Forward Securities and the Trust have entered into a Distribution Agreement (the “Agreement”) dated June 9, 2015; and

WHEREAS, the Board of Trustees (the “Board”) of the Trust approved on May 24, 2016 the name change of the Salient Tactical Muni Strategy Fund to the Salient Tactical Muni & Credit Fund, effective June 1, 2016; and

WHEREAS, the Board approved on October 18, 2016 the liquidations of the Salient Commodity Long/Short Strategy Fund, the Salient EM Corporate Debt Fund, Salient EM Dividend Signal Fund, Salient Frontier Strategy Fund, Salient High Yield Bond Fund and Salient Investment Grade Fund; and

WHEREAS, the Trust and Forward Securities wish to modify Schedule A of the Agreement to reflect the foregoing;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

Forward Securities, LLC		Forward Funds

By:	/s/ Paul A. Bachtold	By:	/s/ Robert S. Naka
Name:	Paul A. Bachtold	Name:	Robert S. Naka
Title:	Secretary	Title:	Vice President

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of May 1, 2017

Salient Adaptive Balanced Fund
Salient Adaptive Income Fund
Salient Adaptive US Equity Fund
Salient EM Infrastructure Fund
Salient International Dividend Signal Fund
Salient International Real Estate Fund
Salient International Small Cap Fund
Salient Real Estate Fund
Salient Select Income Fund
Salient Select Opportunity Fund
Salient Tactical Growth Fund
Salient Tactical Muni & Credit Fund
Salient Tactical Real Estate Fund
Salient US Dividend Signal Fund